SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): December 19, 2002


                                 INTERLAND, INC.
               (Exact name of registrant as specified in charter)




               MINNESOTA                              000-17932                            41-1404301
    (State or other jurisdiction of           (Commission File Number)          (IRS Employer Identification No.)
            incorporation)


      303 PEACHTREE CENTER AVENUE
               SUITE 500                                       30303
              ATLANTA, GA                                   (Zip Code)
    (Address of principal executive
               offices)



        Registrant's telephone number including area code: (404) 720-8301



                                       N/A
          (Former name or former address, if changed since last report)

Item 5.  Other Events and Regulatory FD Disclosure.

     On December 19, 2002, Interland, Inc. ("Interland") entered into an Agreement and Plan of Merger with Hostcentric, Inc. ("Hostcentric") pursuant to which Interland will acquire the business of Hostcentric for $25.8 million in cash and stock. Additional information on the merger is included in the Merger Agreement, a copy of which is attached as Exhibit 2.1 hereto and incorporated herein by this reference.

          On December 19, 2002, Interland, Inc. issued two press releases, one regarding its financial results for the first quarter and the other regarding its acquisition of Hostcentric for $25.8 million in cash and stock. Interland hereby incorporates by reference herein the information set forth in its Press Releases dated December 19, 2002, copies of which are annexed hereto as Exhibit
99.1 and Exhibit 99.2.

     Except for the historical information contained in the attached press release, statements in the press release may be considered forward-looking statements. These forward-looking statements include, but are not limited to: the expected growth of Interland's business; the timing and effect of merger integration; expected cash resources; and Interland's expectations regarding its future financial results, including the company's ability to reach cash flow positive, profitability and improved margins, as well as the projections set forth under the heading "Future Guidance" in the press release and the timing of achieving those projected results. Actual results may differ materially from those contained in the forward-looking statements in the press release. Factors which could affect these forward-looking statements include but are not limited to: the ability to achieve expected operating efficiencies, the ability to operate within budgeted expense, risks associated with integrating newly acquired technologies and products and unanticipated costs of such integration, the ability to achieve annualized cost savings through planned integration programs, the ability of the company to expand its customer base as planned, general economic conditions, the impact of competition, quarterly fluctuations in operating results, the loss of customers with failing businesses and customer churn in general, customer acceptance of new products and services, the retention of key employees, investments in new business opportunities and the impact of liabilities that could carry over from Micron Electronics' discontinued operations. Certain of these and other risks associated with Interland's business are discussed in more detail in its public filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q and its Current Reports on Form 8-K, and its proxy statement. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of the press release.

     Interland, Inc. and Hostcentric, Inc. will file a joint proxy statement/prospectus and other relevant documents concerning the proposed acquisition with the SEC. Investors of Interland and Hostcentric are urged to read the joint proxy statement/prospectus when it becomes available and any other relevant documents filed with the SEC because they will contain important information. You will be able to obtain the documents free of charge at the website maintained by the SEC at www.sec.gov. In addition, you may obtain documents filed with the SEC by Interland of charge by requesting them in writing from Fabrice Klein at Interland, Inc., 303 Peacthree Center Ave., Suite 500, Atlanta, GA 30303 or by telephone at 404-260-2537.

     Interland and Hostcentric, and their respective directors and executive officers, and certain of their employees, may be deemed to be participants in the solicitation of proxies from the stockholders of Interland and Hostcentric in connection with the acquisition. These participants may have interests in the acquisition, including interests resulting from holding options or shares of Interland and Hostcentric common stock. Information about the interests of directors and executive officers of Interland and Hostcentric and their ownership of securities of Interland and Hostcentric will be set forth in the joint proxy statement/prospectus.

     Investors should read the joint proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (a) Financial Statements.

             Not Applicable.

         (b) Pro Forma Financial Information.

             Not Applicable.

         (c) Exhibits.

Exhibit
Number   Description
-------  -----------

2.1 Agreement and Plan of Merger dated as of December 19, 2002 by and among Interland, Inc., Bobcat Acquisition Corporation, Hostcentric, Inc., and William Bunting, Steve Harter, and Dominique Bellanger as Stockholders Representatives.

99.1      Press Release

99.2      Press Release

_________________
(1) Schedules and exhibits have been omitted from the exhibit. A list of omitted schedules and exhibits is set forth immediately following the table of contents of the exhibit. Copies will be provided to the Commission upon request.



                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, Interland, Inc. has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: December 19, 2002              INTERLAND, INC.



                                     By:  /s/ Allen L. Shulman
                                         ---------------------------------------
                                         Allen L. Shulman
                                         Senior Vice President, General Counsel,
                                         Chief Financial Officer and
                                         Principal Financial Officer




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